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Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Amended Registration Statements (Form S-3 No. 333-71452-01), (Form S-4 No. 333-90588-01), and (Form S-4 No. 333-90590-01) and the Registration Statement (Form S-4 No. 333-60355), of AIMCO Properties, L.P. and in the related Prospectuses of our report dated February 7, 2003, except for Note 28, as to which the date is February 14, 2003, with respect to the consolidated financial statements and schedule of AIMCO Properties, L.P. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP

Denver, Colorado
March 20, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS